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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 18, 2008, except for the condensed consolidating financial information as described in Note 15, which is dated June 24, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of United Online, Inc.; and our report dated March 14, 2008 relating to the combined and consolidated financial statements of Classmates Media Corporation (a wholly-owned subsidiary of United Online, Inc.), all of which appears in United Online's Current Report on Form 8-K dated June 27, 2008. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
June 27, 2008

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  Exhibit 23.1